Exhibit 10.12

THE SHERIDAN GROUP, INC.

EXECUTIVE AND DIRECTOR

DEFERRED COMPENSATION PLAN

Effective as of February 15, 2000

THE SHERIDAN GROUP, INC.

EXECUTIVE AND DIRECTOR DEFERRED COMPENSATION PLAN

Effective as of February 15, 2000

TABLE OF CONTENTS

ARTICLE 1: DEFINITIONS
1.1	ACCOUNT
1.2	BENEFICIARY
1.3	CODE
1.4	COMPENSATION
1.5	COMPENSATION DEFERRAL ACCOUNT
1.6	COMPENSATION DEFERRALS
1.7	DESIGNATION DATE
1.8	EFFECTIVE DATE
1.9	ELIGIBLE INDIVIDUAL
1.10	EMPLOYER
1.11	EMPLOYER DISCRETIONARY CONTRIBUTION ACCOUNT
1.12	EMPLOYER DISCRETIONARY CONTRIBUTION
1.13	EMPLOYER MAKE WHOLE CONTRIBUTION ACCOUNT
1.14	EMPLOYER MAKE WHOLE CONTRIBUTION
1.15	ENTRY DATE
1.16	PARTICIPANT
1.17	PARTICIPANT ENROLLMENT AND ELECTION FORM
1.18	PLAN
1.19	PLAN YEAR
1.20	TRUST
1.21	TRUSTEE
1.22	VALUATION DATE

ARTICLE 2: ELIGIBILITY AND PARTICIPATION
2.1	REQUIREMENTS
2.2	RE-EMPLOYMENT
2.3	CHANGE OF EMPLOYMENT CATEGORY

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ARTICLE 3: CONTRIBUTIONS AND CREDITS
3.1	EMPLOYER MAKE WHOLE CONTRIBUTIONS
3.2	EMPLOYER DISCRETIONARY CONTRIBUTIONS
3.3	PARTICIPANT COMPENSATION DEFERRALS
3.4	CONTRIBUTIONS TO THE TRUST

ARTICLE 4: ALLOCATION OF FUNDS
4.1	ALLOCATION OF DEEMED EARNINGS OR LOSSES ON ACCOUNTS
4.2	ACCOUNTING FOR DISTRIBUTIONS
4.3	SEPARATE ACCOUNTS
4.4	INTERIM VALUATIONS
4.5	DEEMED INVESTMENT DIRECTIONS OF PARTICIPANTS
4.6	EXPENSES
4.7	TAXES
ARTICLE 5: ENTITLEMENT TO BENEFITS
5.1	FIXED PAYMENT DATES; TERMINATION OF EMPLOYMENT
5.2	HARDSHIP DISTRIBUTIONS
5.3	APPLICATION TO TRUSTEE

ARTICLE 6: DISTRIBUTION OF BENEFITS
6.1	AMOUNT
6.2	METHOD OF PAYMENT
6.3	RE-EMPLOYMENT OF PARTICIPANT
6.4	DEATH BENEFITS
6.5	WITHHOLDING

ARTICLE 7: BENEFICIARIES; PARTICIPANT DATA
7.1	DESIGNATION OF BENEFICIARIES
7.2	INFORMATION TO BE FURNISHED BY PARTICIPANTS AND BENEFICIARIES; INABILITY TO LOCATE PARTICIPANTS OR BENEFICIARIES

ARTICLE 8: ADMINISTRATION

8.1	ADMINISTRATIVE AUTHORITY
8.2	UNIFORMITY OF DISCRETIONARY ACTS
8.3	LITIGATION
8.4	CLAIMS PROCEDURE

ARTICLE 9: AMENDMENT
9.1	RIGHT TO AMEND
9.2	AMENDMENTS TO ENSURE PROPER CHARACTERIZATION OF PLAN

ARTICLE 10: TERMINATION
10.1	EMPLOYER’S RIGHT TO TERMINATE OR SUSPEND PLAN

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10.2	AUTOMATIC TERMINATION OF PLAN
10.3	SUSPENSION OF DEFERRALS
10.4	ALLOCATION AND DISTRIBUTION
10.5	SUCCESSOR TO EMPLOYER

ARTICLE 11: THE TRUST
11.1	ESTABLISHMENT OF TRUST

ARTICLE 12: MISCELLANEOUS
12.1	LIMITATIONS ON LIABILITY OF EMPLOYER
12.2	CONSTRUCTION
12.3	SPENDTHRIFT PROVISION

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THE SHERIDAN GROUP, INC.

EXECUTIVE AND DIRECTOR DEFERRED COMPENSATION PLAN

Effective as of February 15, 2000

RECITALS

This The Sheridan Group, Inc. Executive and Director Deferred Compensation Plan (the “Plan”) is adopted by The Sheridan Group, Inc. (the “Employer”) for certain of its executive employees and members of its Board of Directors.  The purpose of the Plan is to offer those employees and members of the Board of Directors an opportunity to elect to defer the receipt of compensation in order to provide deferred compensation benefits taxable pursuant to section 451 of the Internal Revenue Code of 1986, as amended (the “Code”).  The Plan is intended to be a “top-hat” plan (i.e., an unfunded deferred compensation plan maintained for a select group of management or highly-compensated employees) under sections 201(2), 301(a)(3) and 401(a)(1) of the Employee Retirement Income Security Act of 1974 (“ERISA”) and a Board of Directors deferred compensation plan.

Accordingly, the following Plan is adopted.

ARTICLE 1

DEFINITIONS

1.1                                 ACCOUNT means the balance credited to a Participant’s or Beneficiary’s Plan account, including contribution credits and deemed income, gains and losses (as determined by the Employer, in its discretion) credited thereto.  A Participant’s or Beneficiary’s Account shall be determined as of the date of reference.

1.2                                 BENEFICIARY means any person or person so designated in accordance with the provisions of Article 7.

1.3                                 CODE means the Internal Revenue Code of 1986 and the regulations thereunder, as amended from time to time.

1.4                                 COMPENSATION means the total current cash remuneration paid by the Employer to an Eligible Individual with respect to his or her service for the Employer.

1.5                                 COMPENSATION DEFERRAL ACCOUNT is defined in Section 3.3.

1.6                                 COMPENSATION DEFERRALS is defined in Section 3.3.

1.7                                 DESIGNATION DATE means the date or dates as of which a designation of deemed investment directions by an individual pursuant to Section 4.5, or any change in a prior designation of deemed investment directions by an individual pursuant to Section 4.5, shall become effective.  The Designation Dates in any Plan Year shall be designated by the Employer.

1.8                                 EFFECTIVE DATE means the effective date of the Plan, which shall be February 15, 2000.

1.9                                 ELIGIBLE INDIVIDUAL means, for any Plan Year (or applicable portion thereof), a person who is determined by the Employer, or its designee, to be a member of a select group of management or highly compensated employees of the Employer or a member of the Employer’s Board of Directors, and who is designated by the Employer, or its designee, to be an Eligible Individual under the Plan.  By each December 31 (or before the Effective Date for the Plan’s first Plan Year), the Employer shall notify those individuals, if any, who will be Eligible Individuals for the next Plan Year.  If the Employer determines that an individual first becomes an Eligible Individual during a Plan Year, the Employer shall notify such individual of its determination and of the date during the Plan Year on which the individual shall first become an Eligible Individual.

1.10                           EMPLOYER means The Sheridan Group, Inc. and its successors and assigns unless otherwise herein provided, or any other corporation or business organization which, with the consent of The Sheridan Group, Inc., or its successors or assigns, assumes the Employer’s obligations hereunder, or any other corporation or business organization which agrees, with the consent of The Sheridan Group, Inc., to become a party to the Plan.

1.11                           EMPLOYER DISCRETIONARY CONTRIBUTION ACCOUNT is defined in Section 3.2.

1.12                           EMPLOYER DISCRETIONARY CONTRIBUTION is defined in Section 3.2.

1.13                           EMPLOYER MAKE WHOLE CONTRIBUTION ACCOUNT is defined in Section 3.1.

1.14                           EMPLOYER MAKE WHOLE CONTRIBUTION is defined in Section 3.1.

1.15                           ENTRY DATE with respect to an individual means the first day of the pay period following the date on which the individual first becomes an Eligible Individual.

1.16                           PARTICIPANT means any person so designated in accordance with the provisions of Article 2, including, where appropriate according to the context of the Plan, any former employee or former member of the Board of Directors who is or may become (or whose Beneficiaries may become) eligible to receive a benefit under the Plan.

1.17                           PARTICIPANT ENROLLMENT AND ELECTION FORM means the form or forms on which a Participant elects to defer Compensation hereunder and/or on which the Participant makes certain other designations as required thereon.

1.18                           PLAN means this The Sheridan Group, Inc. Executive and Director Deferred Compensation Plan, as amended from time to time.

1.19                           PLAN YEAR means the twelve (12) month period (or for the first Plan Year, the ten and one-half (10 ½) month period) ending on the December 31 of each year during which the Plan is in effect.

1.20                           TRUST means the Trust established pursuant to Article 11.

1.21                           TRUSTEE means the trustee of the Trust established pursuant to Article 11.

1.22                           VALUATION DATE means the last day of each Plan Year and any other date that the Employer, in its sole discretion, designates as a Valuation Date.

ARTICLE 2

ELIGIBILITY AND PARTICIPATION

2.1                                 REQUIREMENTS.  Every Eligible Individual on the Effective Date shall be eligible to become a Participant on the Effective Date.  Every other Eligible Individual shall be eligible to become a Participant on the first Entry Date occurring on or after the date on which he or she becomes an Eligible Individual.  No individual shall become a Participant, however, if he or she is not an Eligible Individual on the date his or her participation is to begin.

Participation in the Participant Compensation Deferral feature of the Plan is voluntary.  In order to participate in the Participant Compensation Deferral feature of the Plan, an otherwise Eligible Individual must make written application in such manner as may be required by Section 3.2 and by the Employer and must agree to make Compensation Deferrals as provided in Article 3.

2.2                                 RE-EMPLOYMENT.  If a Participant whose employment or Director status with the Employer is terminated is subsequently re-employed or subsequently becomes a Director of the Employer, he or she shall become a Participant in accordance with the provisions of Section 2.1.

2.3                                 CHANGE OF EMPLOYMENT CATEGORY.  During any period in which a Participant remains in the employ of the Employer, but ceases to be an Eligible Individual, he or she shall not be eligible to make Compensation Deferrals hereunder.

ARTICLE 3

CONTRIBUTIONS AND CREDITS

3.1                                 EMPLOYER MAKE WHOLE CONTRIBUTIONS.  There shall be established and maintained a separate Employer Make Whole Contribution Account in the name of each Participant who is an employee of the Employer.  Such Account shall be credited or debited, as applicable, with (a) amounts equal to the Employer’s Make Whole Contributions credited to that Account, if any; (b) any deemed earnings and losses (to the extent realized, based upon deemed fair market value of the Account’s deemed assets as determined by the Employer, in its discretion) allocated to that Account; and (c) expenses and/or taxes charged to that Account.

The Employer Make Whole Contributions (if any) credited for a particular year to the Employer Make Whole Contribution Account of a Participant who is an employee of the Employer shall be an amount (if any) which the Employer would have contributed under the Participant’s 401(k) plan account were the Employer not prohibited under applicable law from making such a contribution under the 401(k) plan (including the prohibition that prevents the 401(k) plan from taking into account a Participant’s deferrals under the Plan in determining the amount of the Participant’s compensation) which amount is to be determined by the Employer in its sole and absolute discretion.

A Participant shall become vested in amounts credited to his or her Employer Make Whole Contribution Account pursuant to the same vesting schedule as is established under the Employer’s 401(k) plan.

Notwithstanding the foregoing, a Participant shall become immediately vested in amounts credited to his or her Employer Make Whole Contribution Account upon his or her death, his or her total and permanent disability (as determined by the Employer in its discretion), or his or her retirement from service to the Employer on or after age sixty-five (65).

A Participant’s Employer Make Whole Contribution Account shall be credited or debited, as applicable, as of each Valuation Date, with deemed earnings or losses, as applicable, and expenses and/or taxes allocable thereto.  The amount of deemed earnings or losses and expenses and/or taxes shall be as determined by the Employer hereunder.  The Employer shall have the discretion to allocate such deemed earnings or losses, expenses, and/or taxes among Participants’ Employer Make Whole Contribution Accounts pursuant to such allocation rules as the Employer deems to be reasonable and administratively practicable.

3.2                                 EMPLOYER DISCRETIONARY CONTRIBUTIONS.  The Employer may, in its sole and absolute discretion, award an Employer Discretionary Contribution to an employee of the Employer for any particular year. The amount of any Employer Discretionary Contribution shall be an amount (if any) determined by the Employer in its sole and absolute discretion.

There shall be established and maintained a separate Employer Discretionary Contribution Account in the name of each Participant who is an employee of the Employer if such Participant has been awarded an Employer Discretionary Contribution.  Such Account shall be credited or debited, as applicable, with (a) amounts equal to the Employer Discretionary Contributions credited to that Account, if any; (b) any deemed earnings and losses (to the extent realized, based upon deemed fair market value of the Account’s deemed assets as determined by the Employer, in its discretion) allocated to that Account; and (c) expenses and/or taxes charged to that Account.

A Participant shall become vested in amounts credited to his or her Employer Discretionary Contribution Account pursuant to a vesting schedule (including the option of immediate vesting) as determined by the Employer in its sole and absolute discretion.

Notwithstanding the foregoing, a Participant shall become immediately vested in amounts credited to his or her Employer Discretionary Contribution Account upon his or her death, his or her total and permanent disability (as determined by the Employer in its discretion), or his or her retirement from service to the Employer on or after age sixty-five (65).

A Participant’s Employer Discretionary Contribution Account shall be credited or debited, as applicable, as of each Valuation Date, with deemed earnings or losses, as applicable, and expenses and/or taxes allocable thereto.  The amount of deemed earnings or losses and expenses and/or taxes shall be as determined by the Employer hereunder.  The Employer shall have the discretion to allocate such deemed earnings or losses, expenses, and/or taxes among Participants’ Employer Discretionary Contribution Accounts pursuant to such allocation rules as the Employer deems to be reasonable and administratively practicable.

3.3                                 PARTICIPANT COMPENSATION DEFERRALS.  In accordance with rules established by the Employer, a Participant may elect to defer Compensation which is not yet payable and which would otherwise be paid to the Participant.  Amounts so deferred will be considered a Participant’s “Compensation Deferrals”.  Ordinarily, a Participant shall make such an election with respect to a coming twelve (12) month Plan Year during the period beginning on the December 1 and ending on the December 31 of the prior Plan Year, or during such other period established by the Employer.

Compensation Deferrals shall be made through regular payroll or retainer/meeting fee deductions and/or through an election by the Participant to defer a bonus payment not yet payable to him or her at the time of the election.  The Participant may reduce his or her regular payroll or retainer/meeting fee deduction Compensation Deferral amount for a particular year as of, and by written notice delivered to the Employer at least thirty (30) days prior to, the beginning of any regular payroll or Director’s compensation period, with such reduction being first effective for Compensation to be earned in that payroll or Director’s compensation period.  In the case of bonus payment deferrals, the Participant may reduce his or her bonus payments due to be paid by the Employer by giving notice to the Employer of the bonus payment Compensation Deferral amount prior to the date the applicable bonus is first due to be paid.

Once made, a Compensation Deferral regular payroll or retainer/meeting fee deduction election shall continue in force indefinitely, until reduced by the Participant on a subsequent Participant Enrollment and Election Form provided by the Employer as provided above or until increased during an annual enrollment period under the Plan.  A bonus payment reduction election, or a reduction thereof pursuant to the foregoing,  shall continue in force only for one bonus payment.

Notwithstanding the preceding, Participant Compensation Deferrals shall not exceed such maximum percentages as may be established by the Employer in its discretion and communicated to Participants from time to time.  If a Participant’s Compensation Deferrals exceed such maximum percentage(s), the Employer shall have the right to reduce the percentage(s) of the Participant’s Compensation Deferrals by giving the Participant written notification of such reduction.  As of the Effective Date, Compensation Deferrals made through regular payroll deductions by a Participant who is an employee of the Employer shall not exceed ten percent (10%) of the Participant’s base salary, but Compensation Deferrals made through retainer/meeting fee deductions or through an election by the Participant to defer a bonus payment shall not be subject to any limitation on the percentage of the Compensation Deferrals.

Compensation Deferrals shall be deducted by the Employer from the pay of a deferring Participant and shall be credited to the Account of the deferring Participant.

There shall be established and maintained by the Employer a separate Compensation Deferral Account in the name of each Participant to which shall be credited or debited: (a) amounts equal to the Participant’s Compensation Deferrals; (b) amounts equal to any deemed earnings or losses (to the extent realized, based upon deemed fair market value of the Account’s deemed assets, as determined by the Employer, in its discretion) attributable or allocable thereto; and (c) expenses and/or taxes charged to that Account.

A Participant shall at all times be 100% vested in amounts credited to his or her Participant Compensation Deferral Account.

3.4                                 CONTRIBUTIONS TO THE TRUST.  An amount shall be contributed by the Employer to the Trust maintained under Section 11.1 equal to the amount(s) required to be credited to the Participant’s Account under Sections 3.1 and 3.2.  The Employer shall make a good faith effort to contribute these amounts to the Trust as soon as is practicable after such amounts are determined.

ARTICLE 4

ALLOCATION OF FUNDS

4.1                                 ALLOCATION OF DEEMED EARNINGS OR LOSSES ON ACCOUNTS.  Subject to Section 4.5, each Participant shall have the right to direct the Employer as to how amounts in his or her Plan Account shall be deemed to be invested.  Subject to such limitations as may from time to time be required by law, imposed by the Employer or the Trustee or contained elsewhere in the Plan, and subject to such operating rules and procedures as may be imposed from time to time by the Employer, prior to the date on which a direction will become effective, the Participant shall have the right to direct the Employer as to how amounts in his or her Account shall be deemed to be invested.

The Employer shall direct the Trustee to invest the account maintained in the Trust on behalf of the Participant pursuant to the deemed investment directions the Employer properly has received from the Participant. The value of the Participant’s Account shall be equal to the value of the account maintained under the Trust on behalf of the Participant. As of each valuation date of the Trust, the Participant’s Account will be credited or debited to reflect the Participant’s deemed investments of the Trust.

The Participant’s Plan Account will be credited or debited with the increase or decrease in the realizable net asset value or credited interest, as applicable, of the designated deemed investments, as follows.  As of each Valuation Date, an amount equal to the net increase or decrease in realizable net asset value or credited interest, as applicable (as determined by the Employer or the Trustee, as applicable), of each deemed investment option within the Account since the preceding Valuation Date shall be allocated among all Participants’ Accounts deemed to be invested in that investment option in accordance with the ratio which the portion of the Account of each Participant which is deemed to be invested within that investment option, determined as provided herein, bears to the aggregate of all amounts deemed to be invested within that investment option.

4.2                                 ACCOUNTING FOR DISTRIBUTIONS.  As of the date of any distribution hereunder, the distribution made hereunder to the Participant or his or her Beneficiary or Beneficiaries shall be charged to such Participant’s Account.  Such amounts shall be charged on a pro rata basis against the investments of the Trust in which the Participant’s Account is deemed to be invested.

4.3                                 SEPARATE ACCOUNTS.  A separate account under the Plan shall be established and maintained by the Employer to reflect the Account for each Participant with sub-accounts to show separately the applicable deemed investments of the Account.

4.4                                 INTERIM VALUATIONS.  If it is determined by the Employer that the value of a Participant’s Account as of any date on which distributions are to be made differs materially from the value of the Participant’s Account on the prior Valuation Date upon which the distribution is to be based, the Employer, in its discretion, shall have the right to designate any date in the interim as a Valuation Date for the purpose of revaluing the Participant’s Account so that the Account will, prior to the distribution, reflect its share of such material difference in value.

4.5                                 DEEMED INVESTMENT DIRECTIONS OF PARTICIPANTS.  Subject to such limitations as may from time to time be required by law, imposed by the Employer or the Trustee or contained elsewhere in the Plan, and subject to such operating rules and procedures as may be imposed from time to time by the Employer, prior to and effective for each Designation Date, each Participant may communicate to the Employer a direction as to how his or her Plan Accounts should be deemed to be invested (in any whole dollar amounts or percentage multiples) among such categories of deemed investments as may be made available by the Employer hereunder.   Such direction may separately designate deemed investments (a) for that portion of the Participant’s Account attributable to amounts that will be credited to the Participant’s Account prior to the Designation Date on which such direction shall become effective, and (b) for that portion of the Participant’s Account attributable to amounts that will be credited to the Participant’s Account after the Designation Date on which such direction shall become effective, and shall be subject to the following rules:

(i)                                     Any initial or subsequent deemed investment direction shall be in writing, on a form supplied by and filed with the Employer (or made in such other manner specified by the Employer), and shall be effective as of the next Designation Date after such filing.

(ii)                                  All amounts credited to the Participant’s Account shall be deemed to be invested in accordance with the then effective deemed investment direction, and as of the effective date of any new deemed investment direction, all or a portion of the Participant’s Account at that date shall be reallocated among the designated deemed investment funds according to the percentages specified in the new deemed investment direction unless and until a subsequent deemed investment direction shall be filed and become effective.  An election concerning deemed investment choices shall continue indefinitely until changed by the Participant in a manner permitted by the Employer.

(iii)                               If the Employer receives an initial or revised deemed investment direction which it deems to be incomplete, unclear or improper, the Participant’s investment direction then in effect shall remain in effect (or, in the case of a deficiency in an initial deemed investment direction, the Participant shall be deemed to have filed no deemed investment direction) until the next Designation Date, unless the Employer provides for, and permits the application of, corrective action prior thereto.

(iv)                              If the Employer possesses (or is deemed to possess as provided in (c), above) at any time directions as to the deemed investment of less than all of a Participant’s Account, the Participant shall be deemed to have directed that the undesignated portion of the Account be deemed to be invested in a money market, fixed income, or similar fund made available under the Plan as determined by the Employer in its discretion.

(v)                                 Each Participant hereunder, as a condition to his or her participation hereunder, agrees to indemnify and hold harmless the Employer and its agents and representatives from any losses or damages of any kind relating to the deemed investment of the Participant’s Account hereunder.

(vi)                              Each reference in this Section to a Participant shall be deemed to include, where applicable, a reference to a Beneficiary.

4.6                                 EXPENSES.  Expenses, including Trustee fees, allocable to the administration or operation of an Account maintained under the Plan shall be paid by the Employer unless, in the discretion of the Employer, the Employer elects to charge such expenses, or any portion thereof,  against the appropriate Participant’s Account or Participants’ Accounts.  If an expense, or any portion thereof, is charged against a Participant’s Account, at the discretion of the Employer, such expense, or any portion thereof, either (a) will reduce the contribution to the Trust under Section 3.3 next due to be made by the Employer in respect of the Account, or (b) will be paid from the Trust to the Employer out of assets of the Trust corresponding to the Participant’s Account hereunder.

4.7                                 TAXES.  Any taxes allocable to an Account (or portion thereof) maintained under the Plan which are payable prior to the distribution of the Account (or portion thereof), as determined by the Employer, shall be paid by the Employer unless, in the discretion of the Employer, the Employer elects to charge such taxes against the appropriate Participant’s Account or Participants’ Accounts.  If a tax amount is charged against a Participant’s Account, at the discretion of the Employer, such expense either (a) will reduce the contribution to the Trust under Section 3.3 next due to be made by the Employer in respect of the Account, or (b) will be paid from the Trust to the Employer out of assets of the Trust corresponding to the Participant’s Account.

ARTICLE 5

ENTITLEMENT TO BENEFITS

5.1                                 FIXED PAYMENT DATES; TERMINATION OF EMPLOYMENT.  On his or her Participant Enrollment and Election Form, a Participant may select a fixed payment date for the payment or commencement of payment of his or her vested Account, which will be valued and payable according to the provisions of Article 6.  Such a fixed payment date may be extended to later dates so long as elections to so extend are made by the Participant prior to the then applicable fixed date.  Such a fixed payment date may not be accelerated.

Alternatively, on his or her Participant Enrollment and Election Form, a Participant may select payment or commencement of payment of his or her vested Account at his or her termination of employment or Director status with the Employer, or at the earlier of a fixed payment date or his or her termination of employment or Director status with the Employer.  In either of these cases, the extension and non-acceleration rules discussed above shall apply to such fixed payment date and/or termination of employment or Director status date, as applicable.

Any fixed payment date elected by a Participant pursuant to the foregoing must be no earlier than the January 1 of the third calendar year in which the election is made.

If a Participant does not select a payment date pursuant to the foregoing, his or her vested Account shall be distributed or commence to be distributed, as provided in Article 6, at the termination of his or her employment or Director status with the Employer.

5.2                                 HARDSHIP DISTRIBUTIONS.  In the event of financial hardship of the Participant, as hereinafter defined, the Participant may apply to the Employer for the distribution of all or any part of his or her vested Account. The Employer shall consider the circumstances of each such case, and the best interests of the Participant and his or her family, and shall have the right, in its sole discretion, if applicable, to allow such distribution, or, if applicable, to direct a distribution of part of the amount requested, or to refuse to allow any distribution.  Upon a finding of financial hardship, the Employer shall make the appropriate distribution to the Participant from amounts held by the Employer in respect of the Participant’s vested Account. In no event shall the aggregate amount of the distribution exceed either the full value of the Participant’s vested Account or the amount determined by the Employer to be necessary to alleviate the Participant’s financial hardship (which financial hardship may be considered to include any taxes due because of the distribution occurring because of this Section), and which is not reasonably available from other resources of the

Participant. For purposes of this Section, the value of the Participant’s vested Account shall be determined as of the date of the distribution.

“Financial hardship” means (a) a severe financial hardship to the Participant resulting from a sudden and unexpected illness or accident of the Participant or of a dependent (as defined in Code section 152(a)) of the Participant, (b) loss of the Participant’s property due to casualty, or (c) other similar extraordinary and unforeseeable circumstances arising as a result of events beyond the control of the Participant, each as determined to exist by the Employer.  A distribution may be made under this Section only with the consent of the Employer.

5.3                                 APPLICATION TO TRUSTEE.  On the date or dates on which a Participant or Beneficiary is entitled to payment under Section 5.1, the Participant or Beneficiary need not make application for payment to the Employer, but instead may make application for payment directly to the Trustee who shall pay the Participant or Beneficiary the appropriate amount directly from the Trust without the consent of the Employer.  The Trustee shall report the amount of each such payment, and any withholding thereon, to the Employer.

ARTICLE 6

DISTRIBUTION OF BENEFITS

6.1                                 AMOUNT.  A Participant (or his or her Beneficiary) shall become entitled to receive, on or about the date or dates selected by the Participant on his or her Participant Enrollment and Election Form or, if none, on or about the date of the Participant’s termination of employment or Director status with the Employer (as provided in Article 5), a distribution in an aggregate amount equal to the Participant’s vested Account.  Any payment due hereunder from the Trust which is not paid by the Trust for any reason will be paid by the Employer from its general assets.

6.2                                 METHOD OF PAYMENT.

(a)                                  Cash Or In-Kind Payments.  Payments under the Plan shall be made in cash or in-kind, as elected by the Participant, as permitted by the Employer and the Trustee in their sole and absolute discretion and subject to applicable restrictions on transfer as may be applicable legally or contractually.

(b)                                 Timing and Manner of Payment.  In the case of distributions to a Participant or his or her Beneficiary by virtue of an entitlement pursuant to Sections 5.1, an aggregate amount equal to the Participant’s vested Account will be paid by the Trust or the Employer, as provided in Section 6.1, in a lump sum or in five (5) substantially equal annual installments (adjusted for gains and losses), as selected by the Participant prior to the date on which amounts are first payable to the Participant.

If a Participant fails to designate properly the manner of payment of the Participant’s benefit under the Plan, such payment will be in a lump sum.

If the whole or any part of a payment hereunder is to be in installments, the total to be so paid shall continue to be deemed to be invested pursuant to Sections 4.1 and 4.5 under such procedures as the Employer may establish, in which case any deemed income, gain, loss or expense attributable thereto (as determined by the Trustee, in its discretion) shall be reflected in the installment payments, in such equitable manner as the Trustee shall determine.

(c)                                  Special Rule for Participants Who Resigned or Who are Terminated for Cause.  Notwithstanding the foregoing, in the case of distributions to a Participant who has resigned or who has been terminated for cause (as determined by the Employer in its sole and absolute discretion), the total to be paid to the Participant shall be paid in a lump sum as soon as practicable after the Participant’s termination date.

6.3                                 RE-EMPLOYMENT OF PARTICIPANT.  If a Participant who has terminated his or her employment or Director status with the Employer is receiving installment distributions pursuant to Section 6.2 and is re-employed by the Employer (or becomes a member of the Employer’s Board of Directors), the remaining distributions due to the Participant shall be suspended until such times as the Participant once again becomes eligible for benefits under Sections 5.1 or 5.2, at which time such distribution shall commence, subject to the limitations and conditions contained in this Plan.

6.4                                 DEATH BENEFITS.  If a Participant dies before terminating his or her employment or Director status with the Employer and before the commencement of payments to the Participant hereunder, the entire value of the Participant’s Account shall be paid, at the time(s) selected by the Participant under Article 5 and in the manner provided in Section 6.2, to the person or persons designated in accordance with Section 7.1.

Upon the death of a Participant after payments hereunder have begun but before he or she has received all payments to which he or she is entitled under the Plan, the remaining benefit payments shall be paid to the person or persons designated in accordance with Section 7.1 in the manner in which such benefits were payable to the Participant.

6.5                                 WITHHOLDING.  All distributions under the Plan are subject to any applicable tax withholding, as determined by the Employer in its discretion.

ARTICLE 7

BENEFICIARIES; PARTICIPANT DATA

7.1                                 DESIGNATION OF BENEFICIARIES.  Each Participant from time to time may designate any person or persons (who may be named contingently or successively) to receive such benefits as may be payable under the Plan upon or after the Participant’s death, and such designation may be changed from time to time by the Participant by filing a new designation.  Each designation will revoke all prior designations by the same Participant, shall be in a form prescribed by the Employer, and will be effective only when filed in writing with the Employer during the Participant’s lifetime.

In the absence of a valid Beneficiary designation, or if, at the time any benefit payment is due to a Beneficiary, there is no living Beneficiary validly named by the Participant, the Employer shall pay any such benefit payment to the Participant’s spouse, if then living, but otherwise to the Participant’s then living descendants, if any, per stirpes, but, if none, to the Participant’s estate.  In determining the existence or identity of anyone entitled to a benefit payment, the Employer may rely conclusively upon information supplied by the Participant’s personal representative, executor or administrator.

If a question arises as to the existence or identity of anyone entitled to receive a benefit payment as aforesaid, or if a dispute arises with respect to any such payment, then, notwithstanding the foregoing, the Employer, in its sole discretion, may distribute such payment to the Participant’s estate without liability for any tax or other consequences which might flow therefrom, or may take such other action as the Employer deems to be appropriate.

7.2                                 INFORMATION TO BE FURNISHED BY PARTICIPANTS AND BENEFICIARIES; INABILITY TO LOCATE PARTICIPANTS OR BENEFICIARIES.  Any communication, statement or notice addressed to a Participant or to a Beneficiary at his or her last post office address as shown on the Employer’s records shall be binding on the Participant or Beneficiary for all purposes of the Plan.  The Employer shall not be obliged to search for any Participant or Beneficiary beyond the sending of a registered letter to such last known address.  If the Employer notifies any Participant or Beneficiary that he or she is entitled to an amount under the Plan and the Participant or Beneficiary fails to claim such amount or make his or her location known to the Employer within three (3) years thereafter, then, except as otherwise required by law, if the location of one or more of the next of kin of the Participant is known to the Employer, the Employer may direct distribution of such amount to any one or more or all of such next of kin, and in such proportions as the Employer determines.  If the location of none of the foregoing persons can be determined, the Employer shall have the right to direct that the amount payable shall be deemed to be a forfeiture, except that the dollar amount of the forfeiture, unadjusted for deemed gains or losses in the interim, shall be paid by the Employer if a claim for the benefit subsequently is made by the Participant or the Beneficiary to whom it was payable.  If a benefit payable to an unlocated Participant or Beneficiary is subject to escheat pursuant to applicable state law, the Employer shall not be liable to any person for any payment made in accordance with such law.

ARTICLE 8

ADMINISTRATION

8.1                                 ADMINISTRATIVE AUTHORITY.  Except as otherwise specifically provided herein, the Employer, acting through its Board of Directors or the designee(s) thereof, shall have the sole responsibility for and the sole control of the operation and administration of the Plan, and shall have the power and authority to take all action and to make all decisions and interpretations which may be necessary or appropriate in order to administer and operate the Plan, including, without limiting the generality of the foregoing, the power, duty and responsibility to:

(a)                                  Resolve and determine all disputes or questions arising under the Plan, and to remedy any ambiguities, inconsistencies or omissions in the Plan.

(b)                                 Adopt such rules of procedure and regulations as in its opinion may be necessary for the proper and efficient administration of the Plan and as are consistent with the Plan.

(c)                                  Implement the Plan in accordance with its terms and the rules and regulations adopted as above.

(d)                                 Make determinations with respect to the eligibility of any Eligible Individual as a Participant and make determinations concerning the crediting of Plan Accounts.

(e)                                  Appoint any persons or firms, or otherwise act to secure specialized advice or assistance, as it deems necessary or desirable in connection with the administration and operation of the Plan, and the Employer shall be entitled to rely conclusively upon, and shall be fully protected in any action or omission taken by it in good faith reliance upon, the advice or opinion of such firms or persons.  The Employer shall have the power and authority to delegate from time to time by written instrument all or any part of its duties, powers or responsibilities under the Plan, both ministerial and discretionary, as it deems appropriate, to any person or committee, and in the same manner to revoke any such delegation of duties, powers or responsibilities.  Any action of such person or committee in the exercise of such delegated duties, powers or responsibilities shall have the same force and effect for all purposes hereunder as if such action had been taken by the Employer.  Further, the Employer may authorize one or more persons to execute any certificate or document on behalf of the Employer, in which event any person notified by the Employer of such authorization shall be entitled to accept and conclusively rely upon any such certificate or document executed by such person as representing action by the Employer until such notified person shall have been notified of the revocation of such authority.

8.2                                 UNIFORMITY OF DISCRETIONARY ACTS.  Whenever in the administration or operation of the Plan discretionary actions by the Employer are required or permitted, such actions shall be consistently and uniformly applied to all persons similarly situated, and no such action shall be taken which shall discriminate in favor of any particular person or group of persons.

8.3                                 LITIGATION.  Except as may be otherwise required by law, in any action or judicial proceeding affecting the Plan, no Participant or Beneficiary shall be entitled to any notice or service of process, and any final judgment entered in such action shall be binding on all persons interested in, or claiming under, the Plan.

8.4                                 CLAIMS PROCEDURE.  Any person claiming a benefit under the Plan (a “Claimant”) shall present the claim, in writing, to the Employer or the Trustee, and the Employer or the Trustee shall respond in writing.  If the claim is denied, the written notice of denial shall state, in a manner calculated to be understood by the Claimant:

(a)                                  The specific reason or reasons for the denial, with specific references to the Plan provisions on which the denial is based;

(b)                                 A description of any additional material or information necessary for the Claimant to perfect his or her claim and an explanation of why such material or information is necessary; and

(c)                                  An explanation of the Plan’s claims review procedure.

The written notice denying or granting the Claimant’s claim shall be provided to the Claimant within ninety (90) days after the Employer’s or Trustee’s receipt of the claim, unless special circumstances require an extension of time for processing the claim.  If such an extension is required, written notice of the extension shall be furnished by the Employer or Trustee to the Claimant within the initial ninety (90) day period and in no event shall such an extension exceed a period of ninety (90) days from the end of the initial ninety (90) day period.  Any extension notice shall indicate the special circumstances requiring the extension and the date on which the Employer or Trustee expects to render a decision on the claim.  Any claim not granted or denied within the period noted above shall be deemed to have been denied.

Any Claimant whose claim is denied, or deemed to have been denied under the preceding sentence (or such Claimant’s authorized representative), may, within sixty (60) days after the Claimant’s receipt of notice of the denial, or after the date of the deemed denial, request a review of the denial by notice given, in writing, to the Employer or Trustee.  Upon such a request for review, the claim shall be reviewed by the Employer or Trustee (or its designated representative) which may, but shall not be required to, grant the Claimant a hearing.  In connection with the review, the Claimant may have representation, may examine pertinent documents, and may submit issues and comments in writing.

The decision on review normally shall be made within sixty (60) days of the Employer’s receipt of the request for review.  If an extension of time is required due to special circumstances, the Claimant shall be notified, in writing, by the Employer or Trustee, and the time limit for the decision on review shall be extended to one hundred twenty (120) days.  The decision on review shall be in writing and shall state, in a manner calculated to be understood by the Claimant, the specific reasons for the decision and shall include references to the relevant Plan provisions on which the decision is based.  The written decision on review shall be given to the Claimant within the sixty (60) day (or, if applicable, the one hundred twenty (120) day) time limit discussed above.  If the decision on review is not communicated to the Claimant within the sixty (60) day (or, if applicable, the one hundred twenty (120) day) period discussed above, the claim shall be deemed to have been denied upon review.  All decisions on review shall be final and binding with respect to all concerned parties.

ARTICLE 9

AMENDMENT

9.1                                 RIGHT TO AMEND.  The Employer, by written instrument executed by a duly authorized representative of the Employer, shall have the right to amend the Plan, at any time and with respect to any provisions hereof, and all parties hereto or claiming any interest hereunder shall be bound by such amendment; provided, however, that no such amendment shall deprive a Participant or a Beneficiary of a right accrued hereunder prior to the date of the amendment.

9.2                                 AMENDMENTS TO ENSURE PROPER CHARACTERIZATION OF PLAN.  Notwithstanding the provisions of Section 9.1, the Plan may be amended by the Employer at any time, retroactively if required, in the opinion of the Employer, in order to ensure that the Plan is characterized as “top-hat” plan as described under ERISA sections 201(2), 301(a)(3), and 401(a)(1), and to conform the Plan to the provisions and requirements of any applicable law (including ERISA and the Code).  No such amendment shall be considered prejudicial to any interest of a Participant or a Beneficiary hereunder.

ARTICLE 10

TERMINATION

10.1                           EMPLOYER’S RIGHT TO TERMINATE OR SUSPEND PLAN.  The Employer reserves the right to terminate the Plan and/or its obligation to make further credits to Plan Accounts.  The Employer also reserves the right to suspend the operation of the Plan for a fixed or indeterminate period of time.

10.2                           AUTOMATIC TERMINATION OF PLAN.  The Plan automatically shall terminate upon the dissolution of the Employer, or upon its merger into or consolidation with any other corporation or business organization if there is a failure by the surviving corporation or business organization to adopt specifically and agree to continue the Plan.

10.3                           SUSPENSION OF DEFERRALS.  In the event of a suspension of the Plan, the Employer shall continue all aspects of the Plan, other than Compensation Deferrals and Employer Contribution Credits, during the period of the suspension, in which event payments hereunder will continue to be made during the period of the suspension in accordance with Articles 5 and 6.

10.4                           ALLOCATION AND DISTRIBUTION.  This Section shall become operative on a complete termination of the Plan.  The provisions of this Section also shall become operative in the event of a partial termination of the Plan, as determined by the Employer, but only with respect to that portion of the Plan attributable to the Participants to whom the partial termination is applicable.  Upon the effective date of any such event, notwithstanding any other provisions of the Plan, no persons who were not theretofore Participants shall be eligible to become Participants, the value of the interest of all Participants and Beneficiaries shall be determined and, after deduction of estimated expenses in liquidating and, if applicable, paying Plan benefits, paid to them as soon as is practicable after such termination.

10.5                           SUCCESSOR TO EMPLOYER.  Any corporation or other business organization which is a successor to the Employer by reason of a consolidation, merger or purchase of substantially all of the assets of the Employer shall have the right to become a party to the Plan by adopting the same by resolution of the entity’s board of directors or other appropriate governing body.  If, within ninety (90) days from the effective date of such consolidation, merger or sale of assets, such new entity does not become a party hereto, as above provided, the Plan automatically shall be terminated, and the provisions of Section 10.4 shall become operative.

ARTICLE 11

THE TRUST

11.1                           ESTABLISHMENT OF TRUST.  The Employer shall establish the Trust with the Trustee pursuant to such terms and conditions as are set forth in the Trust agreement to be entered into between the Employer and the Trustee.  The Trust is intended to be treated as a “grantor” trust under the Code and the establishment of the Trust is not intended to cause the Participant to realize current income on amounts contributed thereto, and the Trust shall be so interpreted.

ARTICLE 12

MISCELLANEOUS

12.1                           LIMITATIONS ON LIABILITY OF EMPLOYER.  Neither the establishment of the Plan nor any modification thereof, nor the creation of any account under the Plan, nor the payment of any benefits under the Plan shall be construed as giving to any Participant or other person any legal or equitable right against the Employer, or any officer or employer thereof except as provided by law or by any Plan provision.  The Employer does not in any way guarantee any Participant’s Account from loss or depreciation, whether caused by poor investment performance of a deemed investment or the inability to realize upon an investment due to an insolvency affecting an investment vehicle or any other reason.  In no event shall the Employer, or any successor, employee, officer, director or stockholder of the Employer, be liable to any person on account of any claim arising by reason of the provisions of the Plan or of any instrument or instruments implementing its provisions, or for the failure of any Participant, Beneficiary or other person to be entitled to any particular tax consequences with respect to the Plan, or any credit or distribution hereunder.

12.2                           CONSTRUCTION.  If any provision of the Plan is held to be illegal or void, such illegality or invalidity shall not affect the remaining provisions of the Plan, but shall be fully severable, and the Plan shall be construed and enforced as if said illegal or invalid provision had never been inserted herein.  For all purposes of the Plan, where the context admits, the singular shall include the plural, and the plural shall include the singular.  Headings of Articles and Sections herein are inserted only for convenience of reference and are not to be considered in the construction of the Plan.  The laws of the State of Maryland shall govern, control and determine all questions of law arising with respect to the Plan and the interpretation and validity of its respective provisions, except where those laws are preempted by the laws of the United States.  Participation under the Plan will not give any Participant the right to be retained in the service of the Employer nor any right or claim to any benefit under the Plan unless such right or claim has specifically accrued hereunder.

The Plan is intended to be and at all times shall be interpreted and administered so as to qualify as an unfunded deferred compensation plan, and no provision of the Plan shall be interpreted so as to give any individual any right in any assets of the Employer which right is greater than the rights of a general unsecured creditor of the Employer.

12.3                           SPENDTHRIFT PROVISION.  No amount payable to a Participant or a Beneficiary under the Plan will, except as otherwise specifically provided by law, be subject in any manner to anticipation, alienation, attachment, garnishment, sale, transfer, assignment (either at law or in equity), levy, execution, pledge, encumbrance, charge or any other legal or equitable process, and any attempt to do so will be void; nor will any benefit be in any manner liable for or subject to the debts, contracts, liabilities, engagements or torts of the person entitled thereto. Further, (i) the withholding of taxes from Plan benefit payments, (ii) the recovery under the Plan of overpayments of benefits previously made to a Participant or Beneficiary, (iii) if applicable, the transfer of benefit rights from the Plan to another plan, or (iv) the direct deposit of benefit payments to an account in a banking institution (if not actually part of an arrangement constituting an assignment or alienation) shall not be construed as an assignment or alienation.

In the event that any Participant’s or Beneficiary’s benefits hereunder are garnished or attached by order of any court, the Employer or Trustee may bring an action or a declaratory judgment in a court of competent jurisdiction to determine the proper recipient of the benefits to be paid under the Plan.  During the pendency of said action, any benefits that become payable shall be held as credits to the Participant’s or Beneficiary’s Account or, if the Employer or Trustee prefers, paid into the court as they become payable, to be distributed by the court to the recipient as the court deems proper at the close of said action.

IN WITNESS WHEREOF, the Employer has caused the Plan to be executed and its seal to be affixed hereto, effective as of the 15th day of February 2000.

ATTEST/WITNESS		THE SHERIDAN GROUP, INC.

/s/ R. M. Jakobe		By:	/s/ R. C. Hawkins			(SEAL)
Vice President—Human Resources

Print Name:	R. M. Jakobe		Print Name:	R. C. Hawkins

				Date:	2-28-00